                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PENN TREATY AMERICAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          PENN TREATY AMERICAN CORPORATION
                                  3440 LEHIGH STREET
                            ALLENTOWN, PENNSYLVANIA 18103
                           --------------------------------
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FRIDAY, MAY 22, 1998

               TO THE SHAREHOLDERS OF PENN TREATY AMERICAN CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PENN TREATY AMERICAN CORPORATION (the "Company") will be held at Comfort Suites of Allentown, 3712 Hamilton Boulevard, Allentown, Pennsylvania on Friday, May 22, 1998, at 9:00 a.m. (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect three persons to the Company's Board of Directors as Class II Directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     2.   To approve the 1998 Employee Incentive Stock Option Plan;

     3. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company and its subsidiaries for the year ending December 31, 1998; and

     4. To transact whatever other business may properly come before the Meeting, or any adjournments or postponements thereof.

Only those Shareholders of Common Stock of record at the close of business on April 6, 1998 shall be entitled to notice of, and to vote at, the Meeting.

          EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                              By order of the Board of Directors,


                              /s/ Domenic P. Stangherlin
                              Domenic P. Stangherlin, Secretary

Allentown, Pennsylvania
April 22, 1998


                           PENN TREATY AMERICAN CORPORATION

                                3440 Lehigh Street
                            Allentown, Pennsylvania 18103


                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD MAY 22, 1998


                                INTRODUCTORY STATEMENT

          This Proxy Statement ("Proxy Statement") is being furnished to the shareholders of Penn Treaty American Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 22, 1998, at Comfort Suites of Allentown, 3712 Hamilton Boulevard, Allentown, Pennsylvania at 9:00 a.m., or at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying Proxy Card are first being mailed to the shareholders on or about April 22, 1998. A copy of the 1998 Annual Report, which includes financial statements for the fiscal year ended December 31, 1997, is enclosed herewith. Costs of solicitation will be borne by the Company.


                               MATTERS TO BE CONSIDERED

The matters to be considered and voted upon at the Meeting will be:

     1. To elect three persons to the Company's Board of Directors as Class II Directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     2.   To approve the 1998 Employee Incentive Stock Option Plan;

     3. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company and its subsidiaries for the year ending December 31, 1998; and

     4. To transact whatever other business may properly come before the Meeting, or any adjournments or postponements thereof.


                   OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The close of business on April 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of such date, there were outstanding 7,795,996 shares of common stock, par value $.10 per share ("Common Stock"), held by 425 shareholders of record.

     Each share of Common Stock is entitled to one vote on all matters properly submitted at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the matters set forth in the accompanying Notice of Meeting will constitute a quorum for the transaction of business at the Meeting. The three nominees for Director who receive the largest number of votes cast at the Meeting, either in person or by Proxy (there being no cumulative voting), will be elected to serve on the Board of Directors of the Company. The approval of the Company's 1998 Employee Incentive Stock Option Plan will require the affirmative vote, either in person or by Proxy, of the holders of shares representing at least a majority of the votes cast at the Meeting. The ratification and approval of the selection of Coopers and Lybrand L.L.P. as the independent public accountants for the Company and its subsidiaries, Penn Treaty Life Insurance Company ("PTLIC"), Senior Financial Consultants Company (the "Agency")(formerly, Cher-Britt Service Company), Penn Treaty Network America Insurance Company ("PTNA")(formerly Network America Life Insurance Company) and American Network Insurance Company, ("ANIC")(formerly Health Insurance of Vermont, Inc.), will require the affirmative vote, either in person or by Proxy, of the holders of shares representing at least a majority of the votes cast at the Meeting.

     Shares represented by valid Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Shareholders who execute Proxies may revoke them at any time before such Proxies are voted by (i) delivering written notice to the Secretary of the Company at the Company's principal executive offices or (ii) delivering to the Secretary of the Company duly executed Proxies bearing a later date than the Proxy being revoked. Shareholders who execute Proxies but nevertheless attend the Meeting may revoke such Proxies at any time before such Proxies are voted by giving written notice to the Secretary.


                        PROPOSAL I   -   ELECTION OF DIRECTORS

     The Board of Directors currently has nine members and is divided into three classes, each comprised of three Directors who serve for terms of three years and until their successors have been elected and qualified.

     The Proxy Agents named in the enclosed Proxy Card intend to vote, unless instructed otherwise, for election of the nominees named below. If for any reason any of the nominees becomes unable or is unwilling to serve at the time of the Meeting, the Proxy Agents will, unless instructed otherwise, vote for a substitute nominee or nominees in their discretion. It is not anticipated that any nominee will be unavailable for election.

     The following information with respect to current and past five years' business experience, directorships and memberships on committees of the Board of Directors has been furnished to the Company by each person nominated as a Director and each person whose term of office as a Director will continue after the Meeting.

     Class II Nominees for election at the Meeting to serve until the 2001 Annual Meeting are listed below. All of the nominees are currently serving as directors.

     Jack D. Baum has served as Vice President of Marketing of the Company and PTLIC since April 1985 and became a Director of each in March 1987. He became Vice President of Sales and Director of the Agency in February 1988, of PTNA in July 1989 and ANIC when it was purchased in 1996. His duties include supervising and motivating the Company's sales force and he is responsible for advertising and promotional activities. Prior to joining the Company, Mr. Baum served as Vice President of Marketing for National Security General Insurance Company in Lancaster, Pennsylvania from September 1983 to April 1985 and as a Director of Group Sales and Marketing for Educators Mutual Life Insurance in Lancaster, Pennsylvania, from March 1976 to September 1983. Mr. Baum is 64 and has over 20 years experience in the insurance business.

     Emile G. Ilchuk has served as a Director of the Company and PTLIC since January 1972, of the Agency since February 1988, of PTNA since July 1989 and of ANIC since it was purchased in 1996. Mr. Ilchuk has worked as a Safety Inspector for the Pennsylvania Department of Labor and Industry since 1975. He is 60.

     Glen A. Levit has served as a Director of the Company since May 1995, as a director of PTLIC and PTNA since April 1995 and as a director of ANIC since it was purchased in 1996. He has served as Vice President of Sales of the Company since May 1997. In April 1997 Mr. Levit was named President of PTLIC, PTNA and ANIC. Prior to being named President, Mr. Levit served as Vice

President of Sales of PTLIC and PTNA from June 1993 to April 1997 and as Vice President of ANIC from 1996 to April 1997. From October 1991 until June 1993 Mr. Levit served as the Regional Sales Director and as a regional marketer for PTLIC and PTNA. Prior to that time, Mr. Levit worked in several other departments of PTLIC and PTNA. Mr. Levit has also served as a director of IMC, an insurance agency, since 1988. He is 30 and has over 10 years of experience in the insurance business. Mr. Levit is the son of Irving Levit.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR A FIXED TERM OF THREE YEARS.


Class III Directors whose present terms continue until the 1999 Annual Meeting:

     Michael F. Grill has served as Treasurer and Comptroller of the Company and PTLIC since 1981, of the Agency since February 1988, of PTNA since July 1989 and ANIC since it was purchased in 1996. Mr. Grill became a Director of the Company in December 1986, of the Agency in February 1988, of PTNA in July 1989 and of ANIC in 1996. Prior to joining the Company, Mr. Grill served as Chief Accountant for World Life and Health Insurance Company located in King of Prussia, Pennsylvania from 1973 to 1981. Mr. Grill is 48 and has 25 years experience in the insurance business.

     C. Mitchell Goldman, Esquire, has served as a Director of the Company since May 1987. Mr. Goldman is a partner in the law firm of Goldman, Marshall & Muszynski, P.C., which engages in the practice of health care law. Mr. Goldman currently serves as Corporate Secretary of the Corporate Alliance for Drug Education. Mr. Goldman is a member of the National Health Lawyer Association and the American Hospital Association Society for Planning and Healthcare Marketing. In addition to his law degree, Mr. Goldman has an MBA in Health Care Administration from the Wharton School of the University of Pennsylvania. He is 47.

     David B. Trindle, FSA, MAAA has served as a Director of the Company since September 1997. Mr. Trindle is an independent consulting actuary with 24 years experience in health insurance and managed care. From 1993 until 1996, Mr. Trindle served as Partner and National Director of the Health Actuarial Practice of KPMG Peat Marwick. Prior to 1993, Mr. Trindle served as President of QED Consulting Group, an actuarial firm specializing in health insurance and long-term care which was co-founded by Mr. Trindle in 1988. From 1973 to 1988, Mr. Trindle served in various senior management and executive roles at UNUM Corporation, Transport Life Insurance Company and Union Fidelity Life Insurance Company, where he also served on the Board of Directors. Mr. Trindle is a Member of the American Academy of Actuaries and a Fellow of the Society of Actuaries, for whom he served as Chairman of the Health Section. Mr. Trindle holds a Masters Degree in Mathematics from Pennsylvania State University. He is 48.

Class I Directors whose present terms continue until the 2000 Annual Meeting:

     Irving Levit is the founder, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Levit has also served as the Chairman of the Board of Directors and Chief Executive Officer of PTLIC since 1976, of PTNA since 1989 and ANIC since 1996. In addition, Mr. Levit has been the sole owner of the Irv Levit Insurance Management Corporation ("IMC"), an insurance agency, since 1961. Mr. Levit is 68 and has over 40 years experience in the insurance business.

     A. J. Carden has served as Executive Vice President and Director of the Company and PTLIC since July 1983, of the Agency since February 1988, of PTNA since July 1989 and ANIC since it was purchased in 1996. In April 1997, Mr. Carden was also named Chief Operating Officer of the Company, PTLIC, PTNA and ANIC. From 1970 to July 1983, Mr. Carden served as Assistant to the President and Vice President of Claims for Columbia Life Insurance Company and Columbia Accident and Health Insurance Company located in Bloomsburg, Pennsylvania. Mr. Carden is 64 and has over 40 years experience in the insurance business.

     Domenic P. Stangherlin has served as Secretary and Director of the Company and PTLIC since June 1971, of the Agency since February 1988, of PTNA since July 1989 and ANIC since it was purchased in 1996. Mr. Stangherlin is the owner and manager of the Line Tool Company, a manufacturer of micro-positioners located in Allentown, Pennsylvania. He is 71.


            GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Additional Executive Officers:

     Cameron B. Waite has served as Chief Financial Officer of the Company since May 1996. From September 1994 to April 1996, Mr. Waite was Chief Financial Officer and Treasurer of Blue Fish Clothing, Inc., a manufacturer, wholesaler and retailer of women's clothing. From April 1983 to September 1994, Mr. Waite held various positions with Independence Bancorp. Inc., which merged with CoreStates Financial Corporation, his last position being Vice President of Asset Liability Management. He holds a BA in Economics from Dickinson College and an MBA from Lehigh University. He is 37.

     Jim Heyer has served as Vice President of Administration of PTLIC and PTNA since June 1993, as Director of ANIC since 1996 and Vice President of Administration of the Company since May 1997. Mr. Heyer is involved with the companies' claims, underwriting and compliance/product development areas. Previously, he had served as Assistant Vice President and Administrative Assistant for PTLIC and PTNA. Mr. Heyer began with PTLIC in 1988 as an underwriter. From 1986 to 1988, Mr. Heyer was a Claims Examiner for The Guardian Life Insurance Company of North America. Mr. Heyer is 33 and has 12 years experience in the insurance business.

Board Committees:

     To assist in the discharge of its responsibilities, the Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee.
The Audit Committee communicates with and receives information directly from the Company's independent accountants. The Audit Committee comprises Messrs. Ilchuk and Goldman. The Audit Committee met one time during the last fiscal year. The Compensation Committee comprises Messrs. Goldman and Stangherlin. This committee reviews and evaluates the performance and leadership of the Company's executive officers and recommends compensation levels to the Board of Directors. The Compensation Committee met one time during the last fiscal year. The Executive Committee meets periodically to discuss and act upon certain significant matters affecting the Company. The Executive Committee comprises Messrs. Levit, Carden and Stangherlin. The Executive Committee met two times during the last fiscal year. The Board of Directors does not have a nominating committee. The total combined attendance for all Committee meetings was 100%.

Director Attendance at Board Meetings:

     During 1997, the Board of Directors met six times. Each Director attended at least 75% of the meetings of the Board. The average attendance of directors at Board and Committee meetings during 1997 was 98%.


Compensation of Directors:

     Each Director receives a fee of $200 for each regular board meeting attended. In addition, Mr. Goldman, currently a Director of the Company, received a consulting fee of $7,000 during 1997.

     Information with respect to the share ownership of the Directors and the nominees is set forth below. See "Principal Shareholders."

Certain Relationships and Related Transactions:

     IMC, an insurance agency which is owned by Irving Levit, Chairman of the Board, President and Chief Executive Officer of the Company, and Chairman of the Board and Chief Executive Officer of PTLIC, PTNA, ANIC and the Agency, produced approximately $62,000, $55,000 and $50,000 of new and renewal premiums for PTLIC for the years ended December 31, 1995, 1996 and 1997, respectively, for which it received commissions of approximately $14,000, $12,000 and $13,000, respectively. While IMC has only been minimally involved in the sale of insurance products since 1979 and IMC'S operations since that time have not been significant, IMC continues to receive overriding commissions from the Company of 5%, on business written for PTLIC by any IMC general agents who were appointed prior to 1979 and any of their sub-agents hired prior and subsequent to January 1979 and one agent appointed in 1981. For the years ended December 31, 1995, 1996 and 1997 these overriding commissions totaled approximately $517,000, $539,000 and $534,000, respectively. The premium revenues on which such overrides are paid, are based on commissions which are higher than those currently paid to independent agents.

     The terms on which commissions have been paid to IMC are consistent with
(i) the terms on which commissions have been paid by the Company to comparable unaffiliated agencies in the past and currently to one unaffiliated agency performing similar services and (ii) the terms on which commissions are paid in the industry in general, and were no less favorable than would have been obtained from unrelated third parties. To the extent that the Company engages in future transactions with any of its affiliates, all such transactions will likewise be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the Company's disinterested directors.


Executive Compensation:

Compensation Committee Interlocks and Insider Participation:

     The Compensation Committee of the Board of Directors consists of Messrs. Goldman and Stangherlin, who are non-employee directors. Mr. Stangherlin also serves as the Secretary of the

Company, PTLIC, the Agency, PTNA and ANIC. See Certain Relationships and Related Transactions.

Compensation Committee Report on Executive Compensation:

     The Company's Executive Compensation Program is administered by the Compensation Committee (the "Committee"), a Committee of the Board of Directors consisting of independent non-employee directors. The primary functions of the Committee are to review and evaluate the performance and leadership of the Chief Executive Officer and all other executive officers and to recommend compensation amounts to the Board of Directors. In 1997, the Board of Directors accepted and adopted all of the Committee's recommendations concerning executive compensation amounts.

The Committee seeks to:

     - provide compensation which is closely linked to Company and individual performance;

     - align the interests of the Company's executives with those of its shareholders through award opportunities that can result in ownership of common stock;

     - ensure that compensation is sufficiently competitive to attract and retain high quality executive talent.

     Consistent with these objectives, the Committee employs a system of quantitative measures and qualitative assessments in evaluating and measuring executive officer performance. Quantitative measures include earnings performance, return on assets and growth of revenues. Qualitative assessments include the quality and measured progress of the operations of the Company and the success of strategic actions taken.

     In addition to Company-wide measures of performance, the Committee considers performance factors particular to each executive officer, such as the performance of the departments for which said officer had management responsibility, individual managerial accomplishments and contribution to the achievement of corporate goals.

CEO Compensation:

     In accordance with the Committee's general practice and the Company's compensation policies, Mr. Levit's compensation for the 1997 fiscal year was based principally upon the Company's performance and Mr. Levit's ongoing contribution to that performance. The increases in Mr. Levit's salary and the amount of the bonus were determined in the Committee's sole discretion after its consideration of competitive data, the Board's assessment of Mr. Levit's performance and recognition of the Company's performance during 1997.

                                          C. Mitchell Goldman
                                          Domenic Stangherlin

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1996 and 1997 of those persons who during 1997 (i) served as the Company's chief executive officer or (ii) were executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000:



                                                                   Long-Term
                                       Annual Compensation        Compensation
                                   ---------------------------    ------------      All Other
Name and                            Salary    Bonus     Other       Options       Compensation
Principal Position        Year       ($)        ($)     ($)(1)        (#)            ($) (2)
--------------------      ----    ---------  --------  -------     ---------     --------------
Irving Levit (3)          1995     232,909    35,000    1,400        48,000         4,500(3)
   Chairman of the        1996     259,927    40,000    1,000        48,000         8,998(3)
   Board, President       1997     264,591    50,000      800        29,000         2,562(3)
   & Chief Executive
   Officer

A. J. Carden              1995     117,754    15,000    1,400        18,000         3,983
   Executive Vice-        1996     123,062    17,000    1,000        18,000         4,202
   President & Chief      1997     131,707    17,000      800        10,000         1,990
   Operating Officer

-------------------------

(1)  Represents Directors' fees of $200 for each regular board meeting attended.

(2) Represents Company contributions to the Company's Pension Plan on behalf of each of the named individuals.

(3) Excludes cash overriding commissions and direct commissions totaling approximately $531,000, $551,000 and $547,000 paid to IMC by the Company in 1995, 1996 and 1997, respectively, in connection with policies written for the Company. See "Certain Relationships and Related Transactions" above.

Pension Plan and 401(K) Plan

     Until August 1, 1996, the Company maintained a defined contribution pension plan covering substantially all employees. The company contributed
3% of each eligible employee's annual covered payroll to the plan. All contributions were subject to limitations imposed by the Internal Revenue Code on retirement plans and Section 401(k) plans. Upon the termination of the plan on August 1, 1996, each participant became fully vested. A prorata portion of the 1996 scheduled contribution was put into the plan upon termination.

     On August 1, 1996, the Company adopted a 401(k) retirement plan, covering substantially all employees with one year of service. Under the plan, participating employees may contribute up to 15% of their annual salary on a pre-tax basis. The Company, under the plan, equally matches employee contributions up to the first three percent of the employee's salary. The Company and employee portion of the plan is vested immediately. The Company expense in 1997 was $93,152. The Company may elect to make a discretionary contribution to the plan, which will be contributed proportionately to each eligible employee. The Company did not make a discretionary contribution in 1997.

     ANIC maintained a defined benefit pension plan for all ANIC employees in 1996. This plan was subsequently terminated in 1997, with all eligible employees joining the Company's 401(K) plan. There was no 1997 contribution expense for this plan.

Incentive Stock Option Plan

     The shareholders of the Company adopted an Incentive Stock Option Plan (the "Plan") in March 1987. The Plan, as amended by shareholder action on May 25, 1990, May 28, 1993, and May 23, 1997 provides for the granting of options to purchase up to 1,200,000 shares of Common Stock. Stock options have been granted and are outstanding to date with respect to 514,997 shares.
 Prices of these options range from $5.00 to $35.475 per share. In 1995, 102,000 stock options were granted under the Plan at an exercise price of $12.38 per share and 48,000 stock options were granted at an exercise price of $13.61 per share. In June 1996, 116,800 stock options were granted under the Plan at an exercise price of $20.50 per share and 48,000 stock options were granted at an exercise price of $22.55 per share. In October 1997, 72,250 stock options were granted under the Plan at an exercise price of $32.25 per share and 29,000 stock options were granted at $35.475 per share. In addition, as of April 13, 1998, stock options granted with respect to 20,853 shares have been canceled and 174,777 shares have been exercised. Options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. A committee of the Board of Directors has the authority to administer the Plan and to grant options to key employees (including officers, whether or not they are Directors) of the Company. The exercise price of all options granted under the Plan may not be less than the fair market value of the shares on the date of grant (110% of fair market value in the case of grant to any person who holds more than 10% of the combined voting power of all classes of outstanding stock.) The maximum allowable term of each option is ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal annual installments commencing one year from the option grant date.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 1997 to each of the Company's executive officers named in the Summary Compensation Table.

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                        Annual Rates of Stock
                                                                        Price Appreciation for
                                  Individual Grants                         Option Term (1)
                  --------------------------------------------   -----------------------------------
                                % of Total
                              Options Granted
                   Options      to Employees     Exercise or     Expiration       5%          10%
Name              Granted(#)   in Fiscal Year    Base Price($)      Date          ($)         ($)
----              ----------  ---------------    -------------   ----------    ---------  -----------
Irving Levit        29,000          29.1%           35.475        10/02/07      494,649    1,397,023

A. J. Carden        10,000          10.0%           32.25         10/02/07      202,819      513,982


----------------
1. The dollar amounts set forth under these columns are the result of calculations made at assumed 5% and 10% appreciation rates as required by the Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Company's common stock.


Aggregate Option Exercises and Year-End Option Values

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1997 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1997 and the aggregate gains that would have been realized had these options been exercised on December 31, 1997, even though these options were not exercised, and the unexercisable options could not have been exercised on December 31, 1997.

                                                   Number of Unexercised    Value of Unexercised
                                                       Options at           In-the-Money Options
                                                     Dec. 31, 1997(#)       at Dec. 31, 1997($)(1)
               Shares Acquired    Value Realized       Exercisable/               Exercisable/
Name            on Exercise(#)          ($)            Unexercisable             Unexercisable
----           ---------------    --------------   ---------------------    ----------------------
Irving Levit           0                 0             99,660/104,427        1,999,128/1,004,436


                                       12


A.J. Carden          12,984           215,314          13,500/32,500           225,000/326,250

------------

(1) Market value of shares covered by in-the-money options on December 31, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The closing price of the Company's Common Stock at fiscal year end was $31.75.


Agent Stock Option Plan

     In October 1994, the Board of Directors of the Company authorized a stock option plan for its agents (the "Agent Plan"). The Agent Plan, adopted by the Board of Directors in May 1995, provides for the grant of Common Stock options covering up to 300,000 shares and is designed to reward the Company's agents by providing for the grant of options to purchase Common Stock to agents upon attaining certain sales objectives determined by the Board of Directors. The exercise price of all options granted under the plan may not be less than the fair market value of the shares on the date of grant. The maximum allowable term of each option is ten years, and the options become exercisable in four equal annual installments commencing one year from the option grant date. Stock options have been granted and are outstanding to date with respect to 58,900 shares. Prices of these options range from $12.63 to $32.25 per share. On August 18, 1995, 16,100 options were granted under the Agent Plan at an exercise price of $12.63 per share. On June 25, 1996, 20,000 options were granted under the Agent Plan at an exercise price of $20.50 per share. In October 1997, 23,600 stock options were granted under the Agent Plan at an exercise price of $32.25 per share.


Principal Shareholders

     The following table sets forth, as of April 10, 1998, information with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors, and (iii) all Directors and Executive Officers as a group:

                                                           Percent of
Name (1)                                  Shares Owned     Ownership (2)
--------                                  ------------     -------------


                                       13


Irving Levit (3)                            1,950,076         24.70%
Palisade Capital Management L.L.C.(4)         494,377          6.34%
Dimensional Fund Advisors, Inc.(5)            453,700          5.82%
Artisan Partners Ltd. Partnership(6)          412,900          5.30%
Jack D. Baum (7)                               28,658            *
A. J. Carden (8)                               13,500            *
Michael F. Grill (9)                           18,669            *
C. Mitchell Goldman, Esquire (10)               1,700            *
Jim Heyer (11)                                  5,600            *
Emile G. Ilchuk                                10,500            *
Glen A. Levit (12)                             22,726            *
Domenic P. Stangherlin                         27,925            *
David B. Trindle                                    -            *
Cameron B. Waite(13)                                -            *

All Directors and Executive
  Officers as a group                       2,079,354         26.09%
  (10 persons) (14)

----------------------
* Less than 1%

(1) Unless otherwise noted, the address of each person named above is in care of the Company.

(2) Based on 7,795,996 shares outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder of such options.

(3) Mr. Levit is the President, Chief Executive Officer and Chairman of the Board of the Company. Includes 48,200 shares held by a private foundation of which Mr. Levit is an officer and director, 40,007 shares held by Mr. Levit as trustee of a retirement account, 151,052 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's five children and exercisable options to purchase 99,660 shares of Common Stock. Includes 30,000 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership. Excludes 43,665 shares held by four of his adult children and options to purchase 104,427 shares of Common Stock.

(4) According to the Schedule 13G filed with the Commission by Palisade Capital Management, L.L.C. for the year ended December 31, 1997, the address for Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024. Palisade Capital Management L.L.C. reported sole voting power and sole investment power with respect to all shares and includes 212,377 shares which Palisade Capital Management L.L.C. has a right to acquire upon conversion of convertible securities.

(5) According to the Schedule 13G filed with the Commission by Dimensional Fund Advisors, Inc. for the year ended December

     31, 1997, the address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reported sole voting power with respect to 317,300 shares and sole dispositive power with respect to 453,700 shares of Common Stock.

(6) According to the Schedule 13G filed with the Commission by Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler (collectively "Artisan Partners") for the year ended December 31, 1997, their principal business address is 1000 North Water Street, #1770, Milwaukee, WI 53202. Artisan Partners reported shared voting power and shared investment power with respect to all shares.

(7) Includes 81 shares held by Mr. Baum and 28,577 exercisable options. Excludes options to purchase 18,000 shares of Common Stock.

(8) Consists of exercisable options, Common Stock and excludes options to purchase 32,500 shares of Common Stock.

(9) Consists of exercisable options, and excludes options to purchase 26,250 shares of Common Stock.

(10) Includes 375 shares held by Mr. Goldman's wife and 450 shares beneficially owned by Mr. Goldman's minor children.

(11) Consists if 100 shares of Common Stock and exercisable options to purchase 5,500 shares of Common Stock. Excludes options to purchase 20,000 shares of Common Stock.

(12) Consists of 15,226 shares of Common Stock and exercisable options to purchase 7,500 shares of Common Stock. Excludes options to purchase 19,500 shares of Common Stock.

(13) Excludes options to purchase 2,000 shares of Common Stock.

(14) Includes exercisable options held by members of the group to purchase 173,406 shares.

Performance Graph

     The following graph compares the five-year cumulative total return for the Company's common stock with the comparable cumulative return of two indices.
The Nasdaq Stock Market Index provides some indication of the performance of the overall stock market, and the Nasdaq Insurance Stock Index reflects the performance of insurance company stock generally.

                           PENN TREATY AMERICAN CORPORATION
                                Performance Graph (1)



                                      [GRAPHIC]


                         1992      1993      1994      1995      1996      1997
                         ----      ----      ----      ----      ----      ----
PTAC STOCK             $100.00   $105.21   $131.26   $206.25   $325.00   $396.88
NASDAQ STOCK MARKET    $100.00   $114.79   $112.21   $158.68   $195.19   $239.63
NASDAQ INS STOCK       $100.00   $106.96   $100.68   $143.01   $162.97   $239.18


(1) Assumes a $100 investment on December 31, 1993 in Penn Treaty American Corporation common stock, and in each of the indices. The total return assumes reinvestment of all dividends.

                            PROPOSAL II - APPROVAL OF THE
                      1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN


     Proposal

          The Penn Treaty American Corporation 1998 Employee Incentive Stock Option Plan (the "1998 Plan") is to be approved at the Meeting. The Plan, which was adopted by the Company's Board of Directors in April 1998, authorizes the Company to grant "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options, covering up to an aggregate of 600,000 shares of Common Stock. The purpose of the Plan is to enable the Company to offer officers, directors and employees of the Company and its subsidiaries options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

     A copy of the 1998 Plan is set forth in Appendix "A" to this Proxy
Statement.

     Administration

          The 1998 Plan is administered and interpreted by the Compensation Committee of the Board of Directors (the "Committee").

          The Committee has the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices as it deems advisable for the administration of the 1998 Plan; (ii) interpret the terms and provisions of the 1998 Plan and any award granted thereunder; and (iii) otherwise supervise the administration of the 1998 Plan. In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the 1998 Plan or in any award granted in the manner and to the extent it shall deem necessary to carry the 1998 Plan into effect. In the event of any disagreement as to the interpretation of the 1998 Plan or any rule or procedure thereunder, the decision of the Committee will be final and binding upon all persons in interest.

     Eligible Participants

          All officers, directors and employees of the Company and its subsidiaries are eligible to be granted incentive stock options and non-qualified stock options under the 1998 Plan. As of April 17, 1998, all of the Company's officers, directors and employees were eligible to participate in the 1998 Plan.


     Number of Shares Subject to the 1998 Plan

          The maximum number of shares that may be issued under the 1998 Plan is 600,000. No participant may be granted awards of stock options representing more than 100,000 shares during any calendar year. The shares may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares issuable under the 1998 Plan and the number of shares subject to awards made under the 1998 Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the shares.

          If any stock option granted under the 1998 Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the 1998 Plan.

     Awards Under the 1998 Plan

          The terms of stock options granted under the 1998 Plan are determined by the Committee. The Committee will determine the eligible recipients, option price, the expiration date of the option (provided that no option is exercisable more than ten years after the date the option is granted), the number of shares to which the option pertains, any conditions relating to the exercise of the option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee will also specify whether the option is intended to be an incentive stock option ("ISO") eligible for preferential tax treatment under Section 422 of the Code or a non-qualified stock option.

          The option price for ISOs shall not be less than the fair market value of the Company's Common Stock on the date of grant. The option price for non-qualified stock options will be determined by the Committee at the time of grant. The option exercise price may be paid (i) in cash, (ii) to the extent determined by the Committee, in the form of shares of Common Stock duly owned by the participant (and for which the participant has good title free and clear of any liens and encumbrances), based on the fair market value of the shares of Common Stock on the date of exercise or (iii) by a combination of cash and shares of Common Stock. A participant will not be deemed to be the holder of shares of Common Stock, or to have the rights of a holder of Common Stock, with respect to Common Stock subject to an option, unless and until a stock certificate representing the shares subject to an option is issued to the participant.

          In the event that a participant's employment with the Company and all its subsidiaries terminates by reason of the death of the participant, any stock option held by such participant exercisable as of the date of death may be exercised by the legal representative of the participant's estate. Such stock option shall be exercisable until the earlier of twelve months after the date of death or until the expiration of the term of such stock option. Stock options not exercisable on the date of death shall be forfeited.

          In the event that a participant's employment with the Company and all its subsidiaries terminates by reason of the disability of the participant, any stock option held by the participant exercisable as of the date of disability may be exercised until the earlier of twelve months after the date of such termination or until the expiration of such stock option. If an ISO is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such stock option will be treated as a non-qualified stock option.

          If a participant's employment with the Company and all of its subsidiaries terminates for any reason other than death or disability, any stock option held by such participant shall be forfeited on the date of such termination.

     Federal Tax Consequences

          The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

          Non-Qualified Stock Options. A participant will not be deemed to receive any income at the time a non-qualified stock option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of a non-qualified stock option is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the option exercise price of the non-qualified stock option and the fair market value of the shares received upon the exercise of the non-qualified stock option. Where a non-qualified stock option is exercised by a director or executive officer within six months of the date of its grant, the recognition of income in respect of such exercise will ordinarily be delayed until such shares may be resold without incurring liability under
Section 16(b) of the Exchange Act (generally six months after the date of grant of the non-qualified stock option), and in such case the amount of such ordinary income will be determined as of the date of recognition based upon the fair market value of the shares on that date. If, however, a participant subject to
Section 16(b) of the Exchange Act files an appropriate election under Section 83(b) of the Code with the Internal Revenue Service within thirty days of his or her exercise of a non-qualified stock option that had been granted within the six-month period ending on the date of such exercise, such participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares received upon such exercise. The Company will (subject to any applicable Code limitation) be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income when such income is recognized by the participant.

          Upon any subsequent sale of the shares acquired upon the exercise of a non-qualified stock option, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after the date of exercise (or, if later, the date when income was recognized by the optionee) and otherwise will be a short-term capital gain or loss.

          If all or any part of the exercise price of a non-qualified stock option is paid by the participant with shares (including shares previously acquired upon exercise of an incentive stock option), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the non-qualified stock option equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the non-qualified stock option for an option exercise price equal to the consideration, if any, paid by the participant in cash. The participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction will not be affected by whether the exercise price is paid in cash or in shares.

          Incentive Stock Options. A participant will not be deemed to receive any income at the time an incentive stock option is granted or exercised pursuant to the 1998 Plan. (However, special rules apply to participants who are subject to the alternative minimum tax.) If a participant does not dispose of the shares acquired upon exercise of an incentive stock option within two years after the grant of the incentive stock option and one year after the exercise of the incentive stock option, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss.

          If the participant disposes of the shares acquired upon exercise of an incentive stock option within two years after the date of grant of the incentive stock option or within one year after the exercise of the incentive stock option, the disposition is a "disqualifying disposition," and the participant will generally recognize income in the year of the "disqualifying disposition" equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option exercise price will be treated as compensation taxable as ordinary income (for which the Company will be entitled to a tax deduction in the year of the "disqualifying disposition") and the balance, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the Incentive stock option was exercised. However, in the case of a "disqualifying disposition" that is a sale or exchange (other than a sale or exchange with certain persons related to the participant), the amount of compensation income recognized by the participant cannot exceed the excess of the amount received over the option exercise price, even where the amount received is less than the fair market value of the shares at the time the incentive stock option was exercised. If a participant uses shares acquired upon the exercise of an incentive stock option to exercise an incentive stock option at a time when the sale of such shares would constitute a "disqualifying disposition," the participant will recognize ordinary income in the amount described in the preceding two sentences.

          Recent Developments in Taxation of Long-Term Capital Gains. As a consequence of amendments to the Code by the Taxpayer Relief Act of 1997, long-term capital gains recognized upon the disposition of shares acquired upon exercise of an ISO or a non-qualified stock option will be subject to taxation at a maximum rate of 20% if such shares have been held for more than 18 months after the date of exercise. If such shares have been held for more than one year after the date of exercise (but for no more than 18 months), any long-term capital gains recognized will be subject to taxation at a maximum rate of 28%.

     Withholding

          The Company has the right to reduce the number of shares otherwise deliverable under the 1998 Plan by an amount that would have a Fair Market Value on such date equal to the amount of all federal, state and local taxes required to be withheld by the Company, or to deduct the amount of such taxes from any cash payment otherwise to be made to the participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the 1998 Plan as it deems appropriate.


          THE BOARD OF DIRECTORS DEEMS PROPOSAL II TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN.


           PROPOSAL III -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, upon recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the independent public accountants of the Company and its subsidiaries for the year ending December 31, 1998. Coopers & Lybrand L.L.P. has acted in this capacity since 1986. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1998.


                                SHAREHOLDER PROPOSALS

     For the 1999 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than January 4, 1999.

                                    OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that which is presented above. If any other matter or matters are properly brought before the Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying Proxy Card to vote Proxies on such matters in accordance with their judgment.




                              By order of the Board of Directors,


                              /s/ Domenic P. Stangherlin
                              Domenic P. Stangherlin,
                              Secretary



Allentown, Pennsylvania
April 22, 1998

                                     APPENDIX "A"


                           PENN TREATY AMERICAN CORPORATION
                           1998 EMPLOYEE STOCK OPTION PLAN


                                      ARTICLE I

                                       Purpose

          The purpose of the 1998 Employee Stock Option Plan (the "Plan") is to enable Penn Treaty American Corporation (the "Company") to offer its officers, directors and employees of the Company and its Subsidiaries options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.


                                      ARTICLE II

                                     Definitions

          For purposes of the Plan, the following terms shall have the following meanings:

          2..1 "Award" shall mean an award under the Plan of a Stock Option.

          2..1 "Board" shall mean the Board of Directors of the Company.

          2..2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          2..3 "Committee" shall mean the Compensation Committee of the Board, consisting of two or more members of the Board.

          2..4 "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

          2..5 "Disability" shall mean a disability that results in a Participant's Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

          2..6 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, The Nasdaq Stock Market ("NASDAQ"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on NASDAQ, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

          2..7 "Incentive Stock Option" shall mean any Stock Option awarded under the Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          2..8 "Non-Qualified Stock Option" shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.

          2..9 "Participant" shall mean an employee to whom an Award has been granted.

          2..10 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

          2..11 "Subsidiary" shall mean any subsidiary of the Company, 80% or more of the voting stock of which is owned, directly or indirectly, by the Company.

          2..12 "Termination of Employment" shall mean a termination of employment with the Company and all of its Subsidiaries. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.


                                     ARTICLE III

                                    Administration

          3..1 The Committee. The Plan shall be administered and interpreted by the Committee.

          3..2 Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options to persons eligible under
Article V. In particular, the Committee shall have the authority:

               (a) to select the persons to whom Stock Options may from time to time be granted;

               (b) to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

               (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, or any waiver with respect to the Award).

          3..3 Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Committee under this
Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

          3..4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.


                                      ARTICLE IV

                                   Share Limitation

          4..1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 600,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

          4..2 Individual Limit. No employee may be granted Awards covering more than 100,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.

          4..3 Changes.

               (a) The number of shares of Common Stock covered by each outstanding Stock Option, and the exercise price per share in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

               (b) If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Stock Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Stock Option to terminate, provided that each optionee shall, in such event, if a period of 12 months from the date of the granting of the Stock Option shall have expired, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his Stock Option in whole or in part without regard to the installment provisions of Section 6.4(d) of the Plan. Notwithstanding the above provisions upon a merger or consolidation, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, and in the case of an Incentive Stock Option the circumstances of such assumption are not deemed a modification of the Incentive Stock Option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

               (c) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

               (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that no Incentive Stock Option granted pursuant to the Plan shall be adjusted in a manner that causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (e) The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


                                      ARTICLE V

                                     Eligibility

    All officers, directors and employees of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan.


                                      ARTICLE VI

                                    Stock Options

          6..1 Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

          6..2 Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

          6..3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

          6..4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

               (a) Notice of Grant of Stock Option. Each Stock Option shall be evidenced by, and subject to the terms of, a Notice of Grant of Stock Option executed by the Company and the Participant. The Notice of Grant of Stock
Option shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

               (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant if the Stock Option is intended to be an Incentive Stock Option. The Committee may, in its discretion, grant Non-Qualified Stock Options at an option price per share which is below the Fair Market Value of the Common Stock on the date of grant.


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

               (c) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

               (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable in whole or in part prior to 12 months from the date it is granted; and provided further, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

               (e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor; provided, however, that not less than 50 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Stock Option. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) to the extent determined by the Committee on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or
(iii) by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. In addition, the Committee shall have the discretion to include in any Option grant the right of the Participant (A) to receive a loan from the Company to pay the exercise price of the Stock Option, with such terms as shall not cause the Stock Option, if an Incentive Stock Option, to become disqualified under Section 422 of the Code or amendments thereto, and/or (B) to receive such assistance from the Company in obtaining a loan from a financial institution as is necessary in the sole discretion of the Committee. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

               (f) Death. In the event of a Participant's Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of twelve months after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

               (g) Disability. In the event of a Participant's Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of twelve months after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

               (h) Termination of Employment. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant's Termination of Employment other than by reason of Death or Disability, all Stock Options held by such Participant on the date of such Termination of Employment shall be forfeited as of such date.

               (i) Non-Transferability of Options. No Stock Option shall be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

               (j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

               Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

               (k) Ten-Percent Shareholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

          6..5 Rights as Shareholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.


                                     ARTICLE VII

                               Termination or Amendment

          7..1 Termination or Amendment of Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further that, the Company will seek the approval of the Company's shareholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities law or any other applicable rules or regulations.

          7..2 Amendment of Options. The Committee may amend the terms of any Award previously granted,prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                     ARTICLE VIII

                                    Unfunded Plan

          The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                      ARTICLE IX

                                  General Provisions

          9..1 Nonassignment. Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

          9..2 Legend. The Committee may require each person acquiring shares upon exercise of a Stock Option to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          9..3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          9..4 No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant's employment at any time.

          9..5 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

          9..6  Listing and Other Conditions.

                (a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or NASDAQ. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

               (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of a Stock Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

               (c)  Upon termination of any period of suspension under this
Section 9.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

          9..7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          9..8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          9..9 Liability of the Board and the Committee. No member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

          9..10 Other Benefits. No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

          9..11 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Stock Options.

          9..12 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

          9..13 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

          9..14 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                      ARTICLE X

                                     Term of Plan

          10..1 Effective Date. The Plan shall be effective as of the date of its approval by the Company's shareholders.

          10..2 Termination Date. Unless sooner terminated, the Plan shall terminate ten years after it is adopted by the Board and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.

                                 REVOCABLE PROXY
                       PENN TREATY AMERICAN CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 1998



        This Proxy is Solicited on Behalf of the Board of Directors

    Michael F. Grill, Irving Levit and A.J. Carden, each with the powers of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Penn Treaty American Corporation (the "Comany") to be held at 9:00 A.M., prevailing local time on May 22, 1998 (the "Meeting"), including any adjournment(s) or postponement(s) thereof, and to vote all shares of stock of the Company which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below.

1. ELECTION OF DIRECTORS:        For           Withhold         For All Except
   Jack D. Baum                  / /           / /              / /
   Emile G. Ilchuk
   Glen A. Levit

----------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided.

2.  ADOPTION OF THE 1998 EMPLOYEE STOCK OPTION PLAN.

For             Against             Abstain
/ /             / /                 / /
3. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountant for the Company and its subsidiaries for the year ending December 31, 1998.

For              Against            Abstain
/ /              / /                / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.


                                    (over)

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED THE BOXES PROVIDED, THE PROXY AGENTS INTEND TO VOTE (i) FOR THE ELECTION OF THE THREE NONIMEES LISTED ABOVE, (ii) FOR THE ADOPTION OF THE 1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN, AS LISTED ABOVE (iii) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND (iv) IN THE DISCRETION OF THE PROXY AGENTS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

    The Proxy Agents present and acting at the Meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all the powers conferred hereby. Discretionary authority is hereby conferred as to certain matters described in the Proxy Statement. This Proxy, if properly executed and delivered, will revoke all prior Proxies.

    Receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 22, 1998 are hereby acknowledged.

    Please sign your name exactly as it appears on your certificate(s) indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

Please be sure to sign and date this Proxy in the box below.

Date________________________________________________________


____________________________________________________________
Stockholders sign above        Co-holder (if any) sign above


PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY.